UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2010

PURE BIOFUELS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Shadow Trace Circle
Houston, TX	77082-5637
Address of principal executive offices	Zip Code

1-281-540-9317
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2010, we elected a new Director, Mr. Ahmad Al-Sati.  Since July 2008, Mr. Ahmad Al-Sati has been a senior vice president of Plainfield Asset Management and a member of the Plainfields’ private portfolio group where he is currently responsible for the firm’s energy portfolio and leads restructuring efforts.  Mr. Al-Sati serves on the boards of directors of BioEnergy Holding LLC (an ethanol production company) since January, 2010 and Heliosphera Holdings Societe Anonyme (a solar panel production company) since June, 2010. Prior to joining Plainfield in July 2008, Ahmad Al-Sati worked from September, 2003 to May, 2008 at MatlinPatterson Global Advisers LLC, where he, among other things, sourced, analyzed, and negotiated distressed private-equity transactions in Asia, Europe and the Americas, and served on Board of Directors of portfolio companies.  From September 2000 to May, 2003, Mr. Al-Sati was a practicing attorney with the business reorganization group of Schulte Roth & Zabel LLP, representing investors in distressed securities and assets. He received an M.B.A. in 2008 from the Stern Graduate School of Business at New York University, a J.D. in 2000 from Columbia School of Law and a B.A. with Honors in 1995 in Economics and History from Wesleyan University. He is currently a member of the NY Bar (inactive).  As such, he brings significant management, board membership, financial and legal skills to the Board.

He was elected pursuant to the provisions of our Shareholders’ Agreement with Plainfield Asset Management allowing them to select up to three directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: September 2, 2010	By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director